FOR IMMEDIATE RELEASE

CORE LAB REPORTS SECOND QUARTER 2018 RESULTS FROM CONTINUING OPERATIONS:

•	REVENUE OF $175.5 MILLION, UP 11% YEAR-OVER-YEAR

•	OPERATING MARGINS OF 19%, UP MORE THAN 190 BPS YEAR-OVER-YEAR

•	GAAP EPS OF $0.57; $0.59 EX-ITEMS, UP 23% YEAR-OVER-YEAR

•	PRODUCTION ENHANCEMENT U.S. LAND UP 48% YEAR-OVER-YEAR vs. U.S. COMPLETIONS UP 30% YEAR-OVER-YEAR

•	COMPANY POSTS OILFIELD SERVICE-LEADING ROIC OF 28%

•	COMPANY TOTAL SHAREHOLDER RETURNS OUTPACING OSX YEAR-TO-DATE

AMSTERDAM (25 July 2018) - Core Laboratories N.V. (NYSE: "CLB US" and Euronext Amsterdam: "CLB NA") ("Core", "Core Lab", or the "Company") reported that continuing operations resulted in second quarter 2018 revenue of $175,500,000, up 11% year-over-year, with operating income of $33,400,000, up over 22% year-over-year, and earnings per diluted share ("EPS") of $0.57, all in accordance with U.S. generally accepted accounting principles ("GAAP"). EPS, ex-items, a non-GAAP financial measure, increased 23% year-over-year to $0.59. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Operating margins for the Company increased more than 190 basis points ("BPS") year-over-year to 19.4%, ex-items. The expanding year-over-year operating margins are the result of higher-technology services and products being requested by Core’s technologically sophisticated client base and increased utilization of the Company’s services and products, particularly in the U.S market.

Core’s Board of Supervisory Directors ("Board") and the Company’s Executive Management continue to focus on strategies that maximize return on invested capital ("ROIC") and free cash flow ("FCF"), a non-GAAP financial measure defined as cash from operations less capital expenditures, while exercising capital discipline, factors which have high correlation with maximizing total shareholder return. Core’s asset-lite business model promotes asset efficiency, designed to produce more predictable, superior long-term, and sustainable ROIC. Bloomberg’s calculations using the latest comparable data available indicate that Core’s ROIC of 28% is the highest for all major companies in its oilfield service Comp Group.

Segment Highlights

Reservoir Description

Reservoir Description is heavily exposed to international activity levels. Over 80% of its revenue is sourced outside the U.S, where core and reservoir fluid samples originate from international projects. Delays in the recovery of international and deepwater field development activity impacted and delayed revenue opportunities for the Company’s Reservoir Description segment during the second quarter of 2018. Revenue in the second quarter of 2018 was $102,100,000 with operating income, ex-items, of $14,800,000, yielding operating margins of 15%.

In broad perspective, international industry activity has been flat year-over-year and year-to-date, particularly in the Middle East and Asia-Pacific regions. In addition to these international markets, the Gulf of Mexico ("GOM") and other deepwater provinces have also been slow to recover. As discussed in the Company’s revised guidance announcement dated 29 June 2018, ramp-up costs associated with the deployment of new laboratory technology and infrastructure to service these markets, such as new client-driven labs in Qatar and Indonesia also impacted second quarter operating margins.

In the second quarter of 2018, Core launched a joint industry project ("JIP") focused on evaluation of unconventional Mississippian reservoirs in the SCOOP and STACK areas of the Anadarko Basin of Oklahoma. This JIP will evaluate geological, geochemical and petrophysical characteristics of conventional cores to develop a stratigraphic model for the study area, calibrate wireline logs to reflect physical measurements on the core samples, determine optimum landing zone targets and distances related to down-spacing, predict production potential and estimate ultimate crude oil recoveries. The data and interpretations will also be used to determine optimum completion techniques. In addition, a SCOOP-STACK Rock Catalog will be developed using Core's proprietary methodology and data analytics techniques. This will allow clients to better evaluate the potential of wells from drill cuttings when conventional core is unavailable.

The analysis of reservoir fluids (crude oil, natural gas and water) continues to be an important driver of Reservoir Description results, representing more than 60% of total revenue for the segment. Pressure-Volume-Temperature ("PVT") data sets are used to determine the phase behavior of hydrocarbons at reservoir conditions. In turn, these physical properties are key parameters for calculating hydrocarbon reserves and measuring reservoir performance over time. In line with this, during the second quarter of 2018, Core Lab began working with several clients in the GOM and Middle East to assess the impact of asphaltene flocculation on the flow characteristics, permeability and productivity of their reservoirs. Asphaltenes will commonly form due to the natural pressure and temperature declines that accompany primary production of the reservoir, or when gas is injected during enhanced oil recovery programs. Due to the extreme pressures and temperatures found in many deepwater reservoirs, Core Lab designed and manufactured specialized reservoir condition laboratory instrumentation to conduct these studies. The results of these tests will reveal both the onset conditions for asphaltene flocculation, and the threshold temperatures and pressures at which reservoir performance may become impaired.

Production Enhancement

Production Enhancement operations, largely focused on complex completions in unconventional tight-oil reservoirs in the U.S. and conventional offshore development projects, posted second quarter 2018 revenue of $73,400,000, up 36% year-over-year. Operating income, on a GAAP basis, was $18,400,000. Operating income, ex-items, was $19,000,000, up 105% year-over-year, while operating margins, ex-items, expanded 890 BPS year-over-year to 26% with incremental margins expanding 51% year-over-year as a result of client demand for Core's technological solutions using enhanced completion techniques.

By favorable comparison, Production Enhancement's U.S. land revenue was up 48% year-over-year, while the Energy Information Agency reported that U.S. completions were up 30% year-over-year. Therefore, Core continues to gain market share in the technologically advanced perforating markets. Additionally, the increase in year-over-year sales and expanding year-over-year operating margins provides evidence of Production Enhancement’s technological advantage and leverage to the North American up-cycle, where E&P companies are focused on deploying technologies that support their return on invested capital and free cash flow priorities.

Production Enhancement continues to see significant adoption of its proprietary energetic systems by E&P companies that are pursuing reservoir optimization. Year-over-year, sales of energetic products increased 52% led by Core Lab’s best-in-class HERO® PerFRAC technology. HERO® PerFRAC’s equal hole-size perforating technology provides the industry with the most consistent hole-size around the wellbore. During the second quarter of 2018, a large E&P company, switched from using traditional deep penetrating perforations to Core’s HERO® PerFRAC. The customer chose the HERO® PerFRAC technology for its performance and ability to achieve superior completion results. The E&P company reported the wells completed with HERO® PerFRAC had higher than expected initial production ("IP") and required lower breakdown pressures to achieve the desired completion. The improved performance also resulted in less downtime and reduced completion costs, with more stages completed per day. HERO® PerFRAC’s perf-cluster efficiency and uniform perforation hole-size increases the Stimulated Reservoir Volume, resulting in higher returns on invested capital for Core’s clients.

Also in the second quarter of 2018, Core saw broader acceptance of FLOWPROFILERTM EDS, a proprietary technology that uses an engineered delivery system ("EDS") for completion diagnostics. The break-through EDS technology enables the diagnostic tracer element to be absorbed and chemically-bonded to durable, proppant-sized particles that accompany the frac sand. EDS has rapidly become the preferred method for monitoring completion success and for assessing oil production from individual stages of unconventional horizontal completions. Recently, an operator in the Eagle Ford formation in South Texas used FLOWPROFILERTM EDS for two of their potentially high volume crude oil wells. The client recognized advantages in having the diagnostic tracer technology deployed with the proppant during the frac operation, as opposed to traveling in a liquid-phase within the frac fluid. In addition, the FLOWPROFILERTM EDS tracer element is time-released from the durable particles as crude oil flows through the propped fracture network. The operator is currently working with Core’s engineers on computations to assist in optimizing their future completion strategies.

Free Cash Flow and Dividends

During the second quarter of 2018, Core continued to generate FCF, with cash from operations of $27,000,000 and capital expenditures of $7,500,000, yielding FCF of $19,500,000. As revenue and business activities increase, as they have year-over-year, investment in working capital is also expected to increase. Core's free cash will continue to be returned to its shareholders via the Company’s regular quarterly dividend and opportunistic share repurchases.

On 17 April 2018, the Board announced a quarterly cash dividend of $0.55 per share of common stock, which was paid on 22 May 2018 to shareholders of record on 27 April 2018. Dutch withholding tax was deducted from the dividend at a rate of 15%.

On 13 July 2018, the Board announced a quarterly cash dividend of $0.55 per share of common stock, payable in the third quarter of 2018. The quarterly cash dividend will be payable on 13 August 2018 to shareholders of record on 23 July 2018. Dutch withholding tax will be deducted from the dividend at a rate of 15%.

Return On Invested Capital

Core Lab's ROIC of 28% at 30 June 2018 is higher than any other member of the peer group as compiled and reported by Bloomberg. The Company's Board has established an internal performance metric of achieving a leading relative ROIC performance compared with the oilfield service companies listed as Core's Comp Group by Bloomberg Financial. The Company and its Board believe that ROIC is a leading long-term performance metric used by shareholders to determine the relative investment value of publicly traded companies. Further, the Company and its Board believe that shareholders will benefit if Core consistently performs at high levels of ROIC relative to its Comp Group.

According to the latest Comp Group financial information from Bloomberg, Core's ROIC is the highest of any comparably-sized oilfield service company (greater than $2 billion market capitalization). Comp Group companies listed by Bloomberg include Halliburton, Schlumberger, Oceaneering, National Oilwell Varco, RPC, TGS, and the Wood Group, among others. Only Core Lab and one of the other twenty-one companies listed in the Comp Group posted ROIC that exceeded their Weighted Average Cost of Capital.

Third Quarter 2018 Revenue and EPS Guidance

The Company's outlook and guidance is unchanged from that provided in its 29 June 2018 update. Worldwide crude-oil markets are currently under-balanced, as seen in current global crude oil inventory and days-of-consumption-in-inventory data reported by the International Energy Agency ("IEA"). The IEA most recently estimated that worldwide demand will increase in 2018 by 1,400,000 barrels of oil per day ("BOPD").
Renewed investment at a global level is critical in order to meet future supply needs. Oil company recognition of the need for investment is evidenced by the approximately 25 - 30 final investment decisions ("FIDs") estimated to be announced in 2018, with approximately 15 announced year-to-date.

The Company believes third quarter 2018 international exploration and production activity levels will be flat to up slightly, sequentially, with most international development spending continuing to be funded largely from operating budgets. Core Lab expects overall international activity improvement to remain low, due to slower than expected increases in the international rig count. The average third quarter 2018 U.S. rig count is projected to be slightly up sequentially, with completion activity levels showing modest growth. Core Lab believes the U.S. completion growth rate will moderate until transitory industry take-away bottlenecks are resolved in the Permian. In addition, the emerging trend of "super pad" drilling sites, increasing beyond 24 wells per pad, will create an increase in drilled but uncompleted wells over the next several quarters.

Core is also encouraged by the increased focus of its major clients on investments in technology that will yield higher shareholder returns. The E&P companies adopting value versus volume metrics tend to be the more technologically sophisticated operators and form the foundation of Core’s worldwide client base. Client planning for international and offshore projects is gradually progressing and as these projects move forward Core's activity sourced from these markets is expected to improve in late 2018 and 2019.

Reservoir Description international client project discussions continue to increase in alignment with FID’s announced year-to-date. However, activity levels and revenue opportunities from those FID’s and the emerging international recovery are not expected to have a positive financial performance impact until late fourth quarter 2018 and throughout 2019. The revenue opportunity occurs once the well has been drilled and core and fluid samples taken and analyzed.

Production Enhancement is expected to experience continued growth with year-over-year incremental margins in line with historical average 60% levels, although, as mentioned above, Permian Basin take-away issues could moderate the growth rate.

Therefore, Core expects consolidated third quarter 2018 revenue of approximately $177,000,000 to $179,000,000 and operating income of approximately $36,200,000 to $37,200,000, yielding operating margins that exceed 20%, up 360 BPS year-over-year. EPS for the third quarter 2018 is expected to be approximately $0.64 to $0.66. The Company’s third quarter 2018 guidance excludes gains or losses in foreign exchange and assumes an effective tax rate of 15%.

Earnings Call Scheduled

The Company has scheduled a conference call to discuss Core's second quarter 2018 earnings announcement. The call will begin at 7:30 a.m. CDT / 2:30 p.m. CEST on Thursday, 26 July 2018. To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description and production enhancement services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world. This release includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2017 Form 10-K filed on 12 February 2018 and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update any forward looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company's website at www.corelab.com. Connect with Core Lab on Facebook, LinkedIn and YouTube.

For more information, contact:
Gwen Schreffler - SVP Corporate Development and Investor Relations, +1 713 328 6210
investor.relations@corelab.com

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended			% Variance
	6/30/18	3/31/18	6/30/17	vs Q1-18	vs Q2-17
REVENUE	$175,475	$170,018	$158,212	3.2%	10.9%

OPERATING EXPENSES:
Costs of services and sales	123,773	119,318	113,635	3.7%	8.9%
General and administrative expenses	12,202	12,709	11,100	(4.0)%	9.9%
Depreciation and amortization	5,868	5,818	6,188	0.9%	(5.2)%
Other (income) expense, net	183	(143)	(66)	NM	NM
Total operating expenses	142,026	137,702	130,857	3.1%	8.5%

OPERATING INCOME	33,449	32,316	27,355	3.5%	22.3%
Interest expense	3,296	3,120	2,692	5.6%	22.4%
Income from continuing operations before income tax expense	30,153	29,196	24,663	3.3%	22.3%
Income tax expense	5,020	5,273	3,709	(4.8)%	35.3%
Net income from continuing operations	25,133	23,923	20,954	5.1%	19.9%
Net income (loss) from discontinued operations	(328)	(346)	1,755	NM	NM
Net income	24,805	23,577	22,709	5.2%	9.2%
Net income attributable to non-controlling interest	53	50	19	NM	NM
Net income attributable to Core Laboratories N.V.	$24,752	$23,527	$22,690	5.2%	9.1%

Diluted Earnings Per Share from continuing operations:	$0.57	$0.54	$0.47	5.6%	21.3%

Weighted Avg Diluted Common Shares Outstanding	44,493	44,463	44,374	0.1%	0.3%

Effective Tax Rate	17%	18%	15%	NM	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$102,107	$100,809	$104,313	1.3%	(2.1)%
Production Enhancement	73,368	69,209	53,899	6.0%	36.1%
Total	$175,475	$170,018	$158,212	3.2%	10.9%

Operating income:
Reservoir Description	$14,760	$14,757	$18,670	—%	(20.9)%
Production Enhancement	18,427	17,687	8,713	4.2%	111.5%
Corporate and Other	262	(128)	(28)	NM	NM
Total	$33,449	$32,316	$27,355	3.5%	22.3%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(Unaudited)

	Six Months Ended		% Variance
	6/30/18	6/30/17

REVENUE	$345,493	$314,821	9.7%

OPERATING EXPENSES:
Costs of services and sales	243,091	226,655	7.3%
General and administrative expenses	24,911	23,856	4.4%
Depreciation and amortization	11,686	12,493	(6.5)%
Other (income) expense, net	40	923	NM
Total operating expenses	279,728	263,927	6.0%

OPERATING INCOME	65,765	50,894	29.2%
Interest expense	6,416	5,310	20.8%
Income from continuing operations before income tax expense	59,349	45,584	30.2%
Income tax expense	10,293	6,638	55.1%
Net income from continuing operations	49,056	38,946	26.0%
Net income (loss) from discontinued operations	(674)	1,445	NM
Net income	48,382	40,391	19.8%
Net income attributable to non-controlling interest	103	43	NM
Net income attributable to Core Laboratories N.V.	$48,279	$40,348	19.7%

Diluted Earnings Per Share from continuing operations:	$1.10	$0.88	25.0%

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	44,515	44,360	0.3%

Effective Tax Rate	17%	15%	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$202,916	$209,208	(3.0)%
Production Enhancement	142,577	105,613	35.0%
Total	$345,493	$314,821	9.7%

Operating income:
Reservoir Description	$29,517	$34,610	(14.7)%
Production Enhancement	36,114	17,150	110.6%
Corporate and Other	134	(866)	NM
Total	$65,765	$50,894	29.2%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(Unaudited)

				% Variance
ASSETS:	6/30/18	3/31/18	12/31/17	vs Q1-18	vs Q4-17

Cash and Cash Equivalents	$13,021	$13,244	$14,400	(1.7)%	(9.6)%
Accounts Receivable, net	136,148	137,661	133,097	(1.1)%	2.3%
Inventory	39,855	36,438	33,317	9.4%	19.6%
Other Current Assets	36,638	32,842	26,613	11.6%	37.7%
Total Current Assets	225,662	220,185	207,427	2.5%	8.8%

Property, Plant and Equipment, net	122,787	122,333	123,098	0.4%	(0.3)%
Intangibles, Goodwill and Other Long Term Assets, net	256,295	254,622	254,287	0.7%	0.8%
Total Assets	$604,744	$597,140	$584,812	1.3%	3.4%

LIABILITIES AND EQUITY:

Short-Term Debt & Lease Obligations
Accounts Payable	$45,278	$45,541	$41,697	(0.6)%	8.6%
Other Current Liabilities	55,313	58,786	58,879	(5.9)%	(6.1)%
Total Current Liabilities	100,591	104,327	100,576	(3.6)%	—%

Long-Term Debt & Lease Obligations	241,687	235,114	226,989	2.8%	6.5%
Other Long-Term Liabilities	104,692	106,123	108,515	(1.3)%	(3.5)%

Total Equity	157,774	151,576	148,732	4.1%	6.1%
Total Liabilities and Equity	$604,744	$597,140	$584,812	1.3%	3.4%

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(amounts in thousands)
(Unaudited)

	Three Months Ended
	6/30/18	3/31/18	6/30/17
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income from continuing operations	$25,133	$23,923	$20,954
Income (loss) from discontinued operations	(328)	(346)	1,755
Net Income	24,805	23,577	22,709
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	6,101	6,291	5,840
Depreciation and amortization	5,810	5,818	6,302
Accounts Receivable	488	(5,913)	(7,002)
Inventory	(3,427)	(3,686)	1,972
Accounts Payable	806	2,634	3,867
Other adjustments to net income	(7,593)	(5,628)	(14,973)
Net cash provided by operating activities	$26,990	$23,093	$18,715

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	$(7,472)	$(4,443)	$(2,913)
Other investing activities	(1,226)	(173)	(378)
Net cash used in investing activities	$(8,698)	$(4,616)	$(3,291)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt borrowings	$(28,000)	$(29,000)	$(18,000)
Proceeds from debt borrowings	36,000	37,000	33,000
Dividends paid	(24,312)	(24,323)	(24,306)
Repurchase of treasury shares	(650)	(3,310)	(6,115)
Other financing activities	(1,553)	—	(27)
Net cash used in financing activities	$(18,515)	$(19,633)	$(15,448)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(223)	(1,156)	(24)
CASH AND CASH EQUIVALENTS, beginning of period	13,244	14,400	14,342
CASH AND CASH EQUIVALENTS, end of period	$13,021	$13,244	$14,318

CORE LABORATORIES N.V. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(amounts in thousands)
(Unaudited)

	Six Months Ended
	6/30/18	6/30/17
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income from continuing operations	$49,056	$38,946
Income (loss) from discontinued operations	(674)	1,445
Net Income	$48,382	$40,391
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,392	11,563
Depreciation and amortization	11,686	12,493
Accounts Receivable	(5,425)	(14,527)
Inventory	(7,113)	(1,926)
Accounts Payable	3,440	8,443
Other adjustments to net income	(13,279)	(7,961)
Net cash provided by operating activities	$50,083	$48,476

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	$(11,915)	$(9,362)
Other investing activities	(1,399)	(555)
Net cash used in investing activities	$(13,314)	$(9,917)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt borrowings	$(57,000)	$(67,000)
Proceeds from debt borrowings	73,000	84,000
Dividends paid	(48,635)	(48,590)
Repurchase of treasury shares	(3,960)	(7,388)
Other financing activities	(1,553)	(27)
Net cash used in financing activities	$(38,148)	$(39,005)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,379)	(446)
CASH AND CASH EQUIVALENTS, beginning of period	14,400	14,764
CASH AND CASH EQUIVALENTS, end of period	$13,021	$14,318

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables management, our investors and the public to more effectively evaluate the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded items. For this reason, we used certain non-GAAP measures that exclude these items; and we feel that this presentation provides the public a better understanding of the underlying operations' current period financial results on a more comparable basis to those reported in prior periods. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, the financial results prepared in accordance with GAAP, as more fully discussed in Core Lab's financial statements and filings with the Securities and Exchange Commission.

Reconciliation of Net Income, Operating Income and Earnings Per Diluted Share
(amounts in thousands, except per share data)
(Unaudited)

	Operating Income from Continuing Operations
	Three Months Ended
	6/30/2018	3/31/2018	6/30/2017
GAAP reported	$33,449	$32,316	$27,355
Foreign exchange losses	654	432	358
Excluding specific items	$34,103	$32,748	$27,713

	Net Income from Continuing Operations
	Three Months Ended
	6/30/2018	3/31/2018	6/30/2017
GAAP reported	$25,133	$23,923	$20,954
Foreign exchange losses	545	354	303
Impact of higher tax rate [1]	508	907	—
Excluding specific items	$26,186	$25,184	$21,257

(1) 2018 Quarter 2 tax rate of 17%; guidance given at 15% 2018 Quarter 1 tax rate of 18%; guidance given at 15%

	Earnings Per Diluted Share from Continuing Operations
	Three Months Ended
	6/30/2018	3/31/2018	6/30/2017
GAAP reported	$0.57	$0.54	$0.47
Foreign exchange losses	0.01	0.01	0.01
Impact of higher tax rate [1]	0.01	0.02	—
Excluding specific items	$0.59	$0.57	$0.48

(1) 2018 Quarter 2 tax rate of 17%; guidance given at 15% 2018 Quarter 1 tax rate of 18%; guidance given at 15%

Segment Information
(amounts in thousands)
(Unaudited)

	Three Months Ended 30 June 2018
	Reservoir Description	Production Enhancement	Corporate and Other
Operating income	$14,760	$18,427	$262
Foreign exchange (gains) losses	66	604	(16)
Operating income excluding specific items	$14,826	$19,031	$246

	Three Months Ended 31 March 2018
	Reservoir Description	Production Enhancement	Corporate and Other
Operating income	$14,757	$17,687	$(128)
Foreign exchange losses	209	105	118
Operating income excluding specific items	$14,966	$17,792	$(10)

	Three Months Ended 30 June 2017
	Reservoir Description	Production Enhancement	Corporate and Other
Operating income	$18,670	$8,713	$(28)
Foreign exchange losses	295	(18)	81
Operating income excluding specific items	$18,965	$8,695	$53

Return on Invested Capital

Return on Invested Capital ("ROIC") is based on Bloomberg's calculation on the trailing four quarters from the most recently reported quarter and the balance sheet of the most recent reported quarter, and is presented based on our belief that this non-GAAP measure is useful information to investors and management when comparing our profitability and the efficiency with which we have employed capital over time relative to other companies. ROIC is not a measure of financial performance under GAAP and should not be considered as an alternative to net income.

ROIC of 28% is defined by Bloomberg as Net Operating Profit ("NOP") of $122 million less Cash Operating Taxes ("COT") of $14 million divided by Total Invested Capital ("TIC") of $388 million, where NOP is defined as GAAP net income before minority interest plus income tax expense plus Interest expense plus pension expense less pension service cost and COT is defined as income tax expense plus change in net deferred taxes plus the tax effect on Interest expense and TIC is defined as GAAP stockholder's equity plus net long-term debt plus allowance for doubtful accounts plus net balance of deferred taxes plus income tax payable.

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative consideration to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. You should also not consider free cash flow as a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.
Computation of Free Cash Flow
(amounts in thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	6/30/18	6/30/18
Net cash provided by operating activities	$26,990	$50,083
Capital expenditures	(7,472)	(11,915)
Free cash flow	$19,518	$38,168

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